UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50469

Date of Report: November 23, 2005

VERIDIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	59-3764931
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Jasper Street, Paterson New Jersey	07522
(Address of principal executive offices)	(Zip Code)

(973) 942-7700
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Principal Officer

Effective November 23, 2005, Michael Desrosiers resigned from his position as Veridium’s Chief Financial Officer. Mr. Desrosiers’ resignation was not the result of any disagreement with management. Mr. Desrosiers will continue to act as a consultant to Veridium for an indefinite period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veridium Corporation
Dated: December 1, 2005	By:	/s/ Kevin Kreisler
Kevin Kreisler, Chief Executive Officer